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                                                                   EXHIBIT 10.29
                                 TERM LOAN NOTE

$625,000.06                                                       March 16, 1999

FOR VALUE RECEIVED, CECO FILTERS, INC. AIR PURATOR CORPORATION, NEW BUSCH CO., INC. and U.S. FACILITIES MANAGEMENT COMPANY, INC. (collectively, the "Borrowers"), with an address at c/o CECO Filters, Inc., 1029 Conshohocken Road, Conshohocken, PA 19428, jointly and severally, promise to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the "Bank"), in lawful money of the United States of America in immediately available funds at its offices located at 1600 Market Street, Philadelphia, PA 19103, or at such other location as the Bank may designate from time to time, the principal sum of SIX HUNDRED TWENTY FIVE THOUSAND AND 06/100 DOLLARS ($625,000.06) (the "Term Loan"), together with interest accruing on the outstanding principal balance from the date hereof, as provided below:

1. Rate of Interest. Amounts outstanding under this Note will bear interest as follows:

(a) A rate per annum (the "Floating Rate") which is equal to the Prime Rate plus
(i) at all times prior to the USFM Date (as defined below), one half of one percent (1/2%) and (ii) at all times from and after the USFM Date to September 1, 2001, one quarter of one percent (1/4%); provided that the Borrowers shall have the one time option to convert from the Floating Rate and fix the interest at a rate (the "Fixed Rate") offered by the Bank as its cost of funds rate for the then remaining term of the Facility plus (i) at all times prior to the USFM Date, two and three quarters percent (2 3/4%) and (ii) at all times from and after the USFM Date to September 1, 2001, two and one-half percent (2 1/2%).

(b) Interest will be calculated on the basis of a year of 360 days and the actual number of days elapsed. As used herein, "Prime Rate" shall mean the rate publicly announced by the Bank from time to time as its prime rate. The Prime Rate is determined from time to time by the Bank as a means of pricing some loans to its borrowers. The Prime Rate is not tied to any external rate of interest or index, and does not necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers. If and when the Prime Rate changes, the rate of interest under this Note will change automatically without notice to the Borrowers, effective on the date of any such change. For purposes of this Note, the "USFM Date" is the last day of the second of two consecutive fiscal quarters of U.S. Facilities Management Company, Inc. ("USFM") during both of which USFM has had net income determined in accordance with generally accepted accounting principles equal to or greater than zero (0).

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2.       Payment Terms.

(a) Interest. Interest on the Term Loan shall be due and payable monthly commencing on April 1, 1999 and continuing on the first day of each month thereafter until September 1, 2001.

(b) Principal. Principal shall be payable in consecutive equal monthly installments each in the amount of $20,833 which shall be due and payable on the first day of each month commencing April 1, 1999. The outstanding balance of principal and accrued interest shall be due and payable on September 1, 2001, subject to the provisions of Section 11 of the Letter Agreement.

(c) General Provisions. If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State where the Bank's office indicated above is located, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. The Borrowers hereby authorize the Bank to charge CECO Filters, Inc.'s deposit account at the Bank for any payment when due hereunder. Payments received will be applied to charges, fees and expenses (including attorneys' fees), accrued interest and principal in any order the Bank may choose, in its sole discretion.

3. Late Payments; Default Rate. If the Borrowers fail to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within five business days of the date due and payable, the Borrowers also shall pay to the Bank a late charge equal to three percent (3%) of the amount of such payment. Such five day period shall not be construed in any way to extend the due date of any such payment. The late charge is imposed for the purpose of defraying the Bank's expenses incident to the handling of delinquent payments and is in addition to, and not in lieu of, the exercise by the Bank of any rights and remedies hereunder, under the other Loan Documents or under applicable laws, and any fees and expenses of any agents or attorneys which the Bank may employ. Upon maturity, whether by acceleration, demand or otherwise, and at the option of the Bank upon the occurrence of any Event of Default (as hereinafter defined) and during the continuance thereof, this Note shall bear interest at a rate per annum (based on a year of 360 days and actual days elapsed) which shall be two percent (2%) in excess of the interest rate in effect from time to time under this Note but not more than the maximum rate allowed by law (the "Default Rate"). The Default Rate shall continue to apply whether or not judgment shall be entered on this Note.

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4. Prepayment. If this Note bears interest at the Floating Rate, the indebtedness may be prepaid in whole or in part at any time without penalty. If this Note bears interest at a Fixed Rate, the indebtedness may be prepaid in whole or in part at any time provided however, notwithstanding anything contained herein to the contrary, upon such prepayment (other than a prepayment which is the result of the expiration of the Refinancing Extension) by or on behalf of the Borrowers (whether voluntary, on default or otherwise) of indebtedness hereunder which bears interest at a fixed rate, the Bank may require, if it so elects, the Borrowers to pay the Bank as compensation for the cost of being prepared to advance fixed rate funds hereunder an amount equal to the Cost of Prepayment. "Cost of Prepayment" means an amount equal to the present value, if positive, of the product of (a) the difference between (i) the yield, on the beginning date of the applicable interest period, of a U.S. Treasury obligation with a maturity similar to the applicable interest period minus (ii) the yield on the prepayment date, of a U.S. Treasury obligation with a maturity similar to the remaining maturity of the applicable interest period, and (b) the principal amount to be prepaid, and (c) the number of years, including fractional years, from the prepayment date to the end of the applicable interest period. The yield on any U.S. Treasury obligation shall be determined by reference to Federal Reserve Statistical Release H.15(519) "Selected Interest Rates". For purposes of making present value calculations, the yield to maturity of a similar maturity U.S. Treasury obligation on the prepayment date shall be deemed the discount rate and the term "applicable interest period" shall mean the number of months or a fraction thereof remaining in the term of the loan through the maturity date of this Note. The Cost of Prepayment shall also apply to any payments made after acceleration of the maturity of this Note.

5. Other Loan Documents. This Note is issued in connection with a certain letter agreement dated March 16, 1999 (the "Letter Agreement") and the other documents referred to therein, the terms of which are incorporated herein by reference (collectively, the "Loan Documents"), and is secured by the property described in the Loan Documents (if any) and by such other collateral as previously may have been or may in the future be granted to the Bank to secure this Note.

6. Events of Default. The occurrence of any of the following events will be deemed to be an "Event of Default" under this Note: (i) the nonpayment of any principal, interest or other indebtedness under this Note when due; (ii) the occurrence of any event of default or default and the lapse of any notice or cure period under any Loan Document or any other debt, liability or obligation to the Bank of any Obligor; (iii) the filing by or against any Obligor of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against any Obligor, such proceeding is not dismissed or stayed within sixty (60) days of the commencement thereof, provided that the Bank shall not be obligated to advance additional funds during such period); (iv) any assignment by any Obligor for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of any Obligor held by or deposited with the Bank and such proceeding is not dismissed within thirty (30) days of the commencement thereof; (v) a default with respect to any other indebtedness of any Obligor for borrowed money, if the effect of such default is to cause the acceleration of such debt; (vi) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any collateral securing the obligations of any Obligor to the Bank and such proceeding is not dismissed or stayed within thirty (30) days of the commencement thereof; (vii) the entry of a final judgment in excess of $25,000 against any Obligor and the failure of such Obligor to discharge

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the judgment within thirty (30) days of the entry thereof, unless the same has been appealed and a stay of the enforcement thereof has been obtained; (viii) any material adverse change in the business, assets, operations, financial condition or results of operations of any Obligor of which the Bank has given the Borrowers' Representative one hundred twenty (120) days notice; (ix) the Borrowers cease doing business as a going concern; (x) any representation or warranty made by any Obligor to the Bank in any Loan Document, or any other documents now or in the future securing the obligations of any Obligor to the Bank, proves to be false, erroneous or misleading in any material respect when made; (xi) the failure of any Obligor to observe or perform any covenant or other agreement with the Bank contained in any Loan Document or any other documents now or in the future securing the obligations of any Obligor to the Bank and the lapse of any applicable notice and cure period in connection therewith; or (xii) any change of control of any Obligor shall occur (as used herein, the term "change of control" means either any change in ownership of any class of stock or capital stock generally of any Obligor which would result in a change or transfer of power to control the election of a majority of the board of directors or in other indicia of majority voting control to persons or entities other than the Obligors). As used herein, the term "Obligor" means any Borrower and any Guarantor, and the term "Guarantor" means any guarantor of the obligations of the Borrowers to the Bank existing on the date of this Note or arising in the future.

Upon the occurrence of an Event of Default: (a) the Bank shall be under no further obligation to make advances hereunder; (b) if an Event of Default specified in clause (iii) or (iv) above shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (c) if any other Event of Default shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the option of the Bank and without demand, may be accelerated and become immediately due and payable; (d) at the option of the Bank, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (e) the Bank may exercise from time to time any of the rights and remedies available to the Bank under the Loan Documents or under applicable law.

7. Power to Confess Judgment. The Borrowers hereby empower any attorney of any court of record, after the occurrence of any Event of Default hereunder, to appear for the Borrowers and, with or without complaint filed, confess judgment, or a series of judgments, against the Borrowers in favor of the Bank or any holder hereof for the entire principal balance of this Note, all accrued interest and all other amounts due hereunder, together with costs of suit and an attorney's commission of the greater of 3% of such principal and interest or $5,000 added as a reasonable attorney's fee, and for doing so, this Note or a copy verified by affidavit shall be a sufficient warrant. The Borrowers hereby forever waive and release all procedural errors in said proceedings and all rights of appeal and all relief from any and all appraisement, stay or exemption laws of any state now in force or hereafter enacted. Interest on any such judgment shall accrue at the Default Rate.

No single exercise of the foregoing power to confess judgment, or a series of judgments, shall be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void, but the power shall continue undiminished and it may be exercised from time to time as often as the Bank shall elect until such time as the Bank shall have received payment in full of the debt, interest and costs.

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8. Right of Setoff. In addition to all liens upon and rights of setoff against the money, securities or other property of each Borrower given to the Bank by law, the Bank shall have, with respect to such Borrower's obligations to the Bank under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and each Borrower hereby assigns, conveys, delivers, pledges and transfers to the Bank all of such Borrower's right, title and interest in and to, all deposits, moneys, securities and other property of such Borrower now or hereafter in the possession of or on deposit with, or in transit to, the Bank whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon any Borrower. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.

9. Miscellaneous. No delay or omission of the Bank to exercise any right or power arising hereunder shall impair any such right or power or be considered to be a waiver of any such right or power, nor shall the Bank's action or inaction impair any such right or power. Each Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Bank's counsel. If any provision of this Note is found to be invalid by a court, all the other provisions of this Note will remain in full force and effect. Each Borrower and all other makers and indorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment. Each Borrower also waives all defenses based on suretyship or impairment of collateral. If this Note is executed by more than one Borrower, the obligations of such persons or entities hereunder will be joint and several. This Note shall bind each Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns.

This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank's office indicated above is located. THIS NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE BANK AND THE BORROWER DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE BANK'S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES. Each Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court for the county or judicial district where the Bank's office indicated above is located, and consents that all service of process be sent by nationally recognized overnight courier service directed to the Borrowers at the address set forth herein and service so made will be deemed to be completed on the business day after deposit with such courier; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against each Borrower individually, against any security or against any property of such Borrower within any other county, state or other foreign or domestic jurisdiction. Each Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and such Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.


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10. WAIVER OF JURY TRIAL. EACH BORROWER IRREVOCABLY WAIVES ANY ALL RIGHTS SUCH
BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. EACH BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

Each Borrower acknowledges that it has read and understood all the provisions of this Note, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.



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WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.


                              CECO FILTERS, INC.

                              By:  /Steven Taub/
                              --------------------------
                              Print Name:  /Steven Taub/
                              Title:  /President/


                              AIR PURATOR CORPORATION

                              By:  /Steven Taub/
                              --------------------------
                              Print Name:  /Steven Taub/
                              Title:  /President/


                              NEW BUSCH CO., INC.

                              By:  /Steven Taub/
                              --------------------------
                              Print Name:  /Steven Taub/
                              Title:  /President/




                              U.S. FACILITIES MANAGEMENT COMPANY, INC.

                              By:  /Steven Taub/
                              --------------------------
                              Print Name:  /Steven Taub/
                              Title:  /President/